Exhibit 11 (b)

Section 906 N-CSR Certification of Principal Executive Officer and Principal Financial Officer

TRANSAMERICA IDEX MUTUAL FUNDS

FOR THE PERIOD ENDING APRIL 30, 2004

FORM N-CSR CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report of Transamerica IDEX Mutual Funds (the “Trust”) on Form N-CSR for the period ended April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), each of the undersigned hereby certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Brian C. Scott	Date: July 8, 2004
Brian C. Scott President and Chief Executive Officer

/s/ Kim D. Day	Date: July 8, 2004
Kim D. Day Senior Vice President, Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.